UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Digene Corporation v. Ventana Medical Systems, Inc. and Beckman Coulter, Inc.

On November 19, 2001, Digene Corporation ("Digene") filed an action for patent infringement against Ventana Medical Systems, Inc. ("Ventana"). The action was filed in the United States District Court for the District of Delaware (the "Court"). In the action, Digene alleges that Ventana has made, used, sold and/or offered for sale products that infringe two of Digene’s U.S. patents relating to human papillomavirus ("HPV") types. On September 25, 2002, Ventana publicly announced that it had acquired Beckman Coulter Inc.’s ("Beckman") HPV business and corresponding assets. On October 18, 2002, Digene filed a motion to add Beckman as a co-defendant in this action. In the course of this litigation, the Court issued an order that Beckman had a right to arbitrate Digene’s claims against it. Such arbitration hearing occurred on March 13-16, 2006.

On July 27, 2006, the AAA arbitration panel ruled in Digene’s favor by concluding, among other things, that Beckman’s purported sale of its HPV intellectual property portfolio, acquired by Beckman from Institut Pasteur through a 1991 sublicense agreement, to Ventana violated the terms of the 1990 Cross-License Agreement between Institut Pasteur and Digene’s predecessor, Life Technologies, Inc. In addition, the panel found that the Cross-License Agreement prohibits Beckman from supplying cell paste within the scope of Digene’s patent rights covered by the Cross-License Agreement to third parties. Following this decision, the Court re-opened the Delaware case, which had been stayed pending the arbitration decision. During the week of August 28, 2006, Beckman filed a motion to dismiss some or all of the pending claims against Beckman on procedural grounds.

On June 12, 2007, the Court granted Beckman’s motion to be dismissed from this case, stating that the claims between Digene and Beckman had been decided in the arbitration proceeding. The patent infringement litigation against Ventana is continuing, and a trial date of December 17, 2007 has been set.

Please refer to Digene’s periodic filings with the Securities and Exchange Commission for more information about this pending litigation.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

June 22, 2007	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: Chief Financial Officer and Senior Vice President, Finance and Information Systems